                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the inclusion in the Registration Statement on Form S-3 of Tele-Communications, Inc. of our report, dated March 18, 1996, relating to the combined balance sheets of Telephony Group as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and to the reference to our firm under the heading "Experts" in the registration statement.

                                           /s/ KPMG Peat Marwick LLP
                                           KPMG Peat Marwick LLP

Denver, Colorado
January 13, 1997